Creation Date Tue Jan  5, 1999  02:05 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 38 Beginning Date                     12/01/1998
Due Period 38 End Date                           12/31/1998
Determination Date                               01/08/1999
Remittance Date                                  01/15/1999


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 10.4019349567

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.5768485524

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 146,261.73
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.0977709430

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,813,106.08
      B. From Current Period                                     $ 3,868,641.44
      C. Change in Amount Between Periods (Lines B - A)             $ 55,535.36

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 159,953,161.17
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.106923194495

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 11,219,723.79
      B. Available Cash Collateral Amount Percentage            6.392492415160%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 11,219,723.79
      B. For the Next Collection Period                         $ 11,219,723.79